First Letter of Addendum and First Amendment to
March 29, 2010 6% Commercial Promissory Note
By and Between Atomic Paintball, Inc. and J.H. Brech, LLC

Dated:  August 7, 2014

Whereas, Atomic Paintball, Inc. (“ATOC”) and J.H. Brech, LLC (“JHB”) are party to a 6% Commercial Promissory Note, executed on March 29, 2010, (the “Note”);

Whereas, the Parties acknowledge and agree that no payment of principal or interest has been paid or received;

Whereas, the Parties wish to amend the provisions of the Note regarding the conversion to common stock;

Now therefore, in consideration for the mutual consideration set forth herein, the parties do hereby agree to amend the Note as follows:

I.           Conversion for Common Stock

The paragraph under the heading Conversion for Common Stock which was originally stated as follows:

The Holder of this Note shall have the option, in its sole discretion, until payment of the Note, to convert all or part of the principal balance on this Note to common stock of the issuer at $0.50 per share upon three days’ notice.

Will be amended as follows:

The Holder shall have the right from time to time, and at any time during the period beginning on the date of this First Amendment, to convert all or any part of the outstanding and unpaid principal and/or interest amount of this Note into fully paid and non- assessable shares of Common Stock; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates , and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue. The conversion shall be valued as follows:

(i) if the Company's Common Stock is not listed for trading on an exchange or quoted for trading on the OTC Bulletin Board or the Pink Sheets, Principal and Interest Shares shall be valued at the lesser of $0.25 per share or the fair market value as determined in good faith by the Company based upon the most recent arms-length transaction, or

(ii) if the Company's is listed for trading on an exchange or quoted for trading on the OTC Bulletin Board or the Pink Sheets, Principal and Interest Shares shall be valued at the lesser of (A) the closing price of the Common Stock as reported on the Company's primary market on the trading day immediately preceding the date the interest payment is due and payable, or (B) $0.25 per share.

II.           Assignability

The Parties agree to and acknowledge the addition of the following language regarding the assignability of the Note. The following paragraph 10 will be added as follows:

Assignability

This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

Signature Page Follows

Accepted and Agreed to by:

Atomic Paintball, Inc.

By: _____________________________________________________
Darren C. Dunckel
President

Date:  August 7, 2014

And,

J. H. Brech, LLC
By:  C.E. McMillan Family Trust
Its:  Managing Member

By: _____________________________________________________
Harry N. McMillan
Trustee of the C.E. McMillan Family Trust

Date:  August 7, 2014